EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS SECOND QUARTER RESULTS

2ND QUARTER 2008 HIGHLIGHTS
•	Assets Exceed $5.3 Billion
•	Year-over-Year Growth in Loans (20%)
•	Linked-Quarter Growth in Assets (22%) and Deposits (21%)
•	Total Capital in Excess of 13% of Total Assets and Strong Support
as Measured by Traditional Risk-Based and Tier 1 Ratios
•	Bank Openings in North Carolina and Arizona

LANSING, Mich. and PHOENIX, Ariz.: July 17, 2008: Capitol Bancorp reported today earnings of $623,000 for the second quarter of 2008 and assets exceeding $5.3 billion.

Earnings per diluted share for the quarter were $0.04, a decrease from the $0.37 per diluted share reported in the second quarter of 2007.  Net income for the quarter approximated $623,000, a decrease from approximately $6.3 million reported for the second quarter of 2007.

With year-over-year growth of 20 percent and linked-quarter growth approximating 22 percent, consolidated assets exceeded $5.3 billion, compared to the $4.4 billion at June 30, 2007.  An increase of 20 percent brought total portfolio loans to approximately $4.6 billion from $3.8 billion at June 30, 2007.  Total deposits increased by 18 percent to approximately $4.2 billion from the $3.5 billion reported at June 30, 2007, and reflect 21 percent growth on a linked-quarter basis as Capitol Bancorp continues to focus on building core funding sources within its franchise during these volatile times.

Capitol’s Chairman and CEO Joseph D. Reid said, “Although Capitol continues to confront a turbulent financial sector, we remain committed to our operating discipline that is designed to build long-term value for our shareholders through a strategy of geographic diversification and balance sheet strength.  We continue to maintain solid double-digit core capital support levels as measured by the Corporation’s leverage, tier 1 and total risk-based capital ratios most recently reported at approximately 13 percent, 14 percent and 15 percent, respectively.  These strong balance sheet measurements have been subsequently fortified with the successful consummation of our public trust preferred offering in early July.”

Capitol Bancorp has continued its geographic diversification initiatives in 2008 through the addition of four de novo affiliate banks.  In January, Adams Dairy Bank, located in Blue Springs, Missouri opened, followed by Mountain View Bank of Commerce, in Westminster, Colorado in February, Colonia Bank in Phoenix, Arizona in April, and Pisgah Community Bank, located in Asheville, North Carolina, in May.  Capitol Bancorp’s national network of banks currently consists of 64 banks operating in 17 states.

Quarterly Performance
Consolidated net operating revenues decreased slightly to approximately $48.7 million for the second quarter of 2008, compared to approximately $51.4 million reported for the same period in 2007.  The net interest margin, reflecting continued compression in this challenging environment, was 3.5 percent in the second quarter of 2008.  The net interest margin was affected by many factors, including recent dramatic rate cuts over the past year by the Federal Reserve, competitive market pricing on both sides of the balance sheet, the impact of an elevated level of nonperforming loans, and modestly lower levels of noninterest-bearing demand deposit accounts year-over-year.  Noninterest income expanded nearly 11 percent year-over-year, reflecting the continued positive results of Capitol’s expanding wealth management initiatives and modestly expanding core fee income sources at its affiliate banks, helping to mitigate further softening in its mortgage banking revenue.

Net income for the quarter approximated $623,000, a decrease from approximately $6.3 million reported for the second quarter of 2007.  Challenges resulting from a weakening national economy, especially felt in the Great Lakes Region, were contributing factors to the decrease in earnings.  As Capitol continues to leverage infrastructure investments made during 2006 and 2007, operating expenses increased 13 percent year-over-year, tied primarily to the launching of twelve de novo banks during that same period.  Diluted earnings per share decreased from $0.37 reported in the second quarter of 2007 to $0.04 for the same period of 2008.  The second quarter provision for loan losses increased to approximately $9.0 million over the nearly $4 million for the same period in 2007.

Six Month Performance
Revenue slightly exceeded $97 million for the six months ended June 30, 2008, a slight decrease compared to the approximate $101 million for the year-ago period.  Diluted earnings per share of $0.16 for the first half of 2008 decreased from the $0.73 reported last year.  Solid noninterest income growth (14 percent year-over-year) was unable to offset the effects of a compressed margin, reserve building and infrastructure investment.  Bank performance and related earnings contribution of the Corporation’s mature banks in its Great Lakes Region was a major reason for the earnings decrease.

Balance Sheet
With total capital resources in excess of $707 million at quarter-end, the total capital-to-asset ratio exceeded 13 percent, providing solid support for the Corporation’s more than $5.3 billion balance sheet.  To augment Capitol’s already sound capital position, in early July 2008, the Corporation completed an offering of $33.5 million of trust preferred securities issued by Capitol Trust XII.  Several of Capitol’s bank subsidiaries purchased securities in this offering.  Joseph D. Reid stated, “We are pleased with this successful non-equity capital raise which serves to reinforce our strong capital position, and ensures that during these uncertain times Capitol is well-positioned to support our existing franchise as well as anticipated continued future growth.  We seek to continue to ensure that during volatile times such as this, that historically result in significant turmoil and upheaval for the financial sector, well-positioned entities like Capitol Bancorp with available resources can opportunistically capitalize on opportunities within our existing footprint.”

Net charge-offs increased to 0.60 percent in the second quarter of 2008 from the 0.49 percent reported in the first quarter of 2008 and 0.18 percent reported for the corresponding period of 2007.  The ratio of nonperforming assets to total assets was 2.6 percent at June 30, 2008 compared to 2.2 percent reported at March 31, 2008.  The allowance coverage ratio of nonperforming loans decreased modestly from 69 percent at March 31, 2008 to approximately 67 percent at June 30, 2008, while the allowance for loan losses increased to 1.40 percent of portfolio loans at June 30, 2008 from 1.38 percent at March 31, 2008.  The Corporation remains disciplined in its approach to portfolio review and analysis and, as a result, the second quarter provision for loan losses was roughly 1.3 times second quarter net charge-offs (approximately 1.5 times coverage for charge-offs through the first six months of 2008).

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.3 billion national community bank development company, with a network of 64 separately chartered banks with operations in 17 states.  It is the holder of the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks.  Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2008	2007		2008	2007

Condensed statements of operations:
Interest income	$76,137	$81,254		$155,640	$159,093
Interest expense	33,945	35,712		71,513	68,870
Net interest income	42,192	45,542		84,127	90,223
Provision for loan losses	9,019	3,990		17,977	7,922
Noninterest income	6,477	5,843		13,042	11,428
Noninterest expense	47,788	42,214		92,593	84,037
Income (loss) before income taxes	(2,078)	8,644		(1,882)	16,679

Net income	$623	$6,298		$2,814	$12,569

Per share data:
Net income - basic	$0.04	$0.37		$0.16	$0.75
Net income - diluted	0.04	0.37		0.16	0.73
Book value at end of period	22.29	22.48		22.29	22.48
Common stock closing price at end of period	$8.97	$27.33		$8.97	$27.33
Common shares outstanding at end of period	17,317,000	17,256,000		17,317,000	17,256,000
Number of shares used to compute:
Basic earnings per share	17,144,000	16,961,000		17,143,000	16,829,000
Diluted earnings per share	17,177,000	17,184,000		17,179,000	17,222,000

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2008	2008	2007	2007	2007
Condensed statements of financial position:
Total assets	$5,340,400	$5,066,683	$4,901,763	$4,654,012	$4,439,279
Portfolio loans	4,564,522	4,467,628	4,314,701	4,030,384	3,801,773
Deposits	4,157,634	3,945,754	3,844,745	3,673,950	3,523,346
Stockholders' equity	385,965	387,433	389,145	390,466	387,917
Total capital	$707,232	$708,111	$701,473	$689,643	$668,067

Key performance ratios:
Return on average assets	0.05%	0.18%	0.28%	0.53%	0.58%
Return on average equity	0.64%	2.25%	3.48%	6.15%	6.54%
Net interest margin	3.50%	3.62%	4.17%	4.42%	4.53%
Efficiency ratio	98.19%	92.38%	91.23%	82.70%	82.15%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.40%	1.38%	1.35%	1.31%	1.30%
Total nonperforming loans / portfolio loans	2.10%	1.99%	1.68%	1.31%	1.10%
Total nonperforming assets / total assets	2.63%	2.20%	1.82%	1.42%	1.17%
Net charge-offs (annualized) / average portfolio loans	0.60%	0.49%	0.41%	0.45%	0.18%
Allowance for loan losses / nonperforming loans	66.77%	69.41%	80.03%	100.21%	118.28%

Capital ratios:
Stockholders' equity / total assets	7.23%	7.65%	7.94%	8.39%	8.74%
Total capital / total assets	13.24%	13.98%	14.31%	14.82%	15.05%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects", "intends", "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
INTEREST INCOME:
Portfolio loans (including fees)	$74,238	$77,178	$151,569	$150,702
Loans held for sale	236	390	536	1,336
Taxable investment securities	102	193	235	401
Federal funds sold	1,008	3,109	2,221	5,653
Other	553	384	1,079	1,001
Total interest income	76,137	81,254	155,640	159,093

INTEREST EXPENSE:
Deposits	26,989	30,267	57,677	58,596
Debt obligations and other	6,956	5,445	13,836	10,274
Total interest expense	33,945	35,712	71,513	68,870

Net interest income	42,192	45,542	84,127	90,223

PROVISION FOR LOAN LOSSES	9,019	3,990	17,977	7,922
Net interest income after provision
for loan losses	33,173	41,552	66,150	82,301

NONINTEREST INCOME:
Service charges on deposit accounts	1,457	1,187	2,790	2,292
Trust and wealth-management revenue	1,563	1,117	3,208	2,154
Fees from origination of non-portfolio residential
mortgage loans	1,063	1,305	1,984	2,612
Gain on sales of government-guaranteed loans	643	550	1,223	1,350
Gain on sales of other non-portfolio commercial loans	343	309	660	629
Realized gains on sale of investment securities
available for sale	2	-	45	-
Other	1,406	1,375	3,132	2,391
Total noninterest income	6,477	5,843	13,042	11,428

NONINTEREST EXPENSE:
Salaries and employee benefits	27,730	26,437	53,278	52,509
Occupancy	4,500	3,552	8,904	7,049
Equipment rent, depreciation and maintenance	3,008	2,590	5,874	5,232
Other	12,550	9,635	24,537	19,247
Total noninterest expense	47,788	42,214	92,593	84,037

Income (loss) before income taxes (benefit) and
minority interest	(8,138)	5,181	(13,401)	9,692

Income taxes (benefit)	(2,701)	2,346	(4,696)	4,110
Income (loss) before minority interest	(5,437)	2,835	(8,705)	5,582

Minority interest in net losses of consolidated
subsidiaries	6,060	3,463	11,519	6,987

NET INCOME	$623	$6,298	$2,814	$12,569

NET INCOME PER SHARE:
Basic	$0.04	$0.37	$0.16	$0.75

Diluted	$0.04	$0.37	$0.16	$0.73

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	June 30	December 31
	2008	2007
ASSETS

Cash and due from banks	$215,686	$196,083
Money market and interest-bearing deposits	26,414	26,924
Federal funds sold	258,179	129,365
Cash and cash equivalents	500,279	352,372
Loans held for sale	11,314	16,419
Investment securities:
Available for sale, carried at market value	13,219	14,119
Held for long-term investment, carried at
amortized cost which approximates market value	30,165	25,478
Total investment securities	43,384	39,597
Portfolio loans:
Loans secured by real estate:
Commercial	2,022,820	1,917,113
Residential (including multi-family)	805,924	698,960
Construction, land development and other land	840,820	852,595
Total loans secured by real estate	3,669,564	3,468,668
Commercial and other business-purpose loans	811,290	768,473
Consumer	53,775	48,041
Other	29,893	29,519
Total portfolio loans	4,564,522	4,314,701
Less allowance for loan losses	(63,904)	(58,124)
Net portfolio loans	4,500,618	4,256,577
Premises and equipment	61,393	60,031
Accrued interest income	18,621	19,417
Goodwill and other intangibles	73,496	72,722
Other assets	131,295	84,628

TOTAL ASSETS	$5,340,400	$4,901,763

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$669,516	$671,688
Interest-bearing	3,488,118	3,173,057
Total deposits	4,157,634	3,844,745
Debt obligations:
Notes payable and short-term borrowings	440,485	320,384
Subordinated debentures	154,177	156,130
Total debt obligations	594,662	476,514
Accrued interest on deposits and other liabilities	35,049	35,161
Total liabilities	4,787,345	4,356,420

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	167,090	156,198

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2008 - 17,317,094 shares
2007 - 17,316,568 shares	273,149	272,208
Retained earnings	113,407	117,520
Undistributed common stock held by employee-
benefit trust	(580)	(586)
Market value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income/loss)	(11)	3
Total stockholders' equity	385,965	389,145

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,340,400	$4,901,763

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2008	2007	2008	2007
Allowance for loan losses at January 1	$61,666	$47,052	$58,124	$45,414

Loans charged-off:
Loans secured by real estate:
Commercial	(2,772)	(137)	(3,444)	(296)
Residential (including multi-family)	(1,013)	(338)	(3,163)	(693)
Construction, land development and other land	(1,761)	(114)	(3,120)	(316)
Total loans secured by real estate	(5,546)	(589)	(9,727)	(1,305)
Commercial and other business-purpose loans	(2,496)	(1,382)	(4,297)	(3,189)
Consumer	(55)	(97)	(189)	(211)
Other	(34)	--	(34)	--
Total charge-offs	(8,131)	(2,068)	(14,247)	(4,705)
Recoveries:
Loans secured by real estate:
Commercial	600	7	718	66
Residential (including multi-family)	376	64	460	128
Construction, land development and other land	197	13	223	14
Total loans secured by real estate	1,173	84	1,401	208
Commercial and other business-purpose loans	153	257	583	431
Consumer	24	27	65	72
Other	--	7	1	7
Total recoveries	1,350	375	2,050	718
Net charge-offs	(6,781)	(1,693)	(12,197)	(3,987)
Additions to allowance charged to expense	9,019	3,990	17,977	7,922

Allowance for loan losses at June 30	$63,904	$49,349	$63,904	$49,349

Average total portfolio loans for period ended June 30	$4,541,327	$3,708,267	$4,472,508	$3,633,402

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.60%	0.18%	0.55%	0.22%

CAPITOL BANCORP LIMITED
Selected Supplemental Data

ASSET QUALITY (in thousands):

	June 30 2008	March 31 2008	December 31 2007
Nonaccrual loans:
Loans secured by real estate:
Commercial	$23,379	$21,497	$19,016
Residential (including multi-family)	17,293	17,094	13,381
Construction, land development and other land	40,790	36,704	29,756
Total loans secured by real estate	81,462	75,295	62,153
Commercial and other business-purpose loans	8,716	7,833	5,782
Consumer	137	86	66
Other	18	--	84
Total nonaccrual loans	90,333	83,214	68,085

Past due (>90 days) loans:
Loans secured by real estate:
Commercial	--	503	113
Residential (including multi-family)	1,409	3,407	1,116
Construction, land development and other land	3,613	214	2,531
Total loans secured by real estate	5,022	4,124	3,760
Commercial and other business-purpose loans	346	1,477	714
Consumer	10	23	66
Other	--	--	5
Total past due loans	5,378	5,624	4,545

Total nonperforming loans	$95,711	$88,838	$72,630

Real estate owned and other repossessed assets	44,991	22,601	16,680

Total nonperforming assets	$140,702	$111,439	$89,310

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2008	2007	2008	2007

Numerator—net income for the period	$623	$6,298	$2,814	$12,569

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,144	16,961	17,143	16,829

Effect of dilutive securities:
Unvested restricted shares	33	15	27	42
Stock options	--	208	9	351
Total effect of dilutive securities	33	223	36	393
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,177	17,184	17,179	17,222

Number of antidilutive stock options excluded from diluted earnings per share computation	2,494	1,063	2,269	368

AVERAGE BALANCES (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2008	2007	2008	2007

Portfolio loans	$4,541,327	$3,708,267	$4,472,508	$3,633,402
Earning assets	4,817,307	4,017,948	4,729,691	3,926,022
Total assets	5,191,195	4,328,592	5,092,365	4,233,762
Deposits	4,026,851	3,433,081	3,965,178	3,378,825
Stockholders’ equity	386,688	385,129	387,831	378,217

Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Colonia Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of Feather River	Yuba City, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	San Diego, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado
Mountain View Bank of Commerce	Westminster, Colorado

Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Adams Dairy Bank	Blue Springs, Missouri
Bank of Belleville	Belleville, Illinois
Community Bank of Lincoln	Lincoln, Nebraska
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

Capitol’s National Network of Community Banks – Continued

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Pisgah Community Bank	Asheville, North Carolina
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Bank of Fort Bend	Sugar Land, Texas
Bank of Las Colinas	Irving, Texas